Exhibit 10.1(a)

INSTRUMENT AMENDING

LYONDELL CHEMICAL COMPANY

EXECUTIVE SEVERANCE PAY PLAN

LYONDELL CHEMICAL COMPANY hereby amends the Lyondell Chemical Company Executive Severance Pay Plan, effective March 26, 2004, to read as follows:

SECTION 5, COMPANY BENEFIT PLANS, Subsection (a), Funding of Supplemental Executive Benefit Plans Trust, is amended to read as follows:

5. Company Benefit Plans

(a) Funding of Supplemental Executive Benefit Plans Trust. Immediately upon a Change in Control, the Company shall deposit with the trustee under the Company’s Supplemental Executive Benefit Plans Trust Agreement (the “Trust”) an amount which, together with the value of the assets then held under the Trust, will be sufficient to fund, and to enable the trustee to timely pay, the benefits due under the Supplementary Executive Retirement Plan, the Executive Deferral Plan and any other plans funded by the Trust, taking into consideration such factors as the person serving as the Chief Executive Officer of the Company immediately prior to the Change in Control or his designee deems relevant. This provision shall not be operative if the terms of the Trust otherwise would not require immediate funding.

IN WITNESS WHEREOF, LYONDELL CHEMICAL COMPANY, acting by and through its duly authorized officer, has caused this Instrument to be executed on this 22nd day of April, 2004.

ATTEST:		LYONDELL CHEMICAL COMPANY

By:	/s/ JoAnn L. Beck	By:	/s/ Dan F. Smith

	Assistant Secretary		Dan F. Smith President and Chief Executive Officer